UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 5, 2013

PROPELL TECHNOLOGIES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53488	26-1856569
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1701 Commerce Street, 2nd Floor, Houston, Texas		77002
(Address of Principal Executive Office)		(Zip Code)

(713) 227-0480
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Propell Technologies Group, Inc. (referred to herein as the “Company”), amends its Current Report on Form 8-K filed February 5, 2013 concerning its acquisition of all of the issued and outstanding shares of Novas Energy (USA), Inc. (“Novas”) in exchange for 100,000,000 shares of the common stock of the Company. After the share exchange, Novas became the Company’s wholly owned subsidiary. The purpose of the amendment is the filing of financial statements and exhibits required by Item 9 of Form 8-K. In addition, on April 23, 2013 Novas entered into a $500,000 credit agreement which terminates on April 22, 2015 (the “Credit Agreement”). The Credit Agreement allows for loans to be made to Novas up to an aggregate of $500,000 and includes advances made in March and April 2013, in the principal aggregate of $231,000 that were made in contemplation of the Credit Agreement. Each loan under the Credit Agreement bears interest at the rate of 8% per annum. Each borrowing is to be evidenced by a note which matures one year from the issue date.  The Credit Agreement is in addition to the loan that Novas entered into in February 2013 for $500,000 which bears interest at a rate of 8% per annum and is payable February 2016.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

The audited balance sheet of Novas for the period June 19, 2012 (inception) to December 31, 2012, the audited statement of changes in stockholders’ deficit of Novas for the period June 19, 2012 (inception) to December 31, 2012 and the audited statement of cash flows of Novas for the period June 19, 2012 (inception) to December 31, 2012 are filed herewith as Exhibit 99.1.

(b) Pro Forma Financial Information (Unaudited).

The unaudited condensed pro forma consolidated balance sheet of the Company and Novas as of December 31, 2012 and the unaudited condensed pro forma consolidated statements of operations of the Company and Novas for the year ended December 31, 2012, are filed herewith as Exhibit 99.2.

(d) Exhibit

Exhibit Number	Description

10.1	Credit Agreement of Novas Energy USA, Inc.

10.2	Promissory Note in the principal amount of $500,000

99.1	Audited Financial Statements for the period June 19, 2012 (inception) to December 31, 2012

99.2	Unaudited Condensed Pro Forma Consolidated Financial Statement as of December 31, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPELL TECHNOLOGIES GROUP, INC.

By:	/s/ John Huemoeller
Name:	John Huemoeller
Title:	Chief Executive Officer

Date:  April 25, 2013